SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 1, 2007
LEAP WIRELESS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-29752	33-0811062

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
10307 Pacific Center Court
San Diego, California 92121
(Address of Principal Executive Offices)

(858) 882-6000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On June 1, 2007, Leap Wireless International, Inc., a Delaware corporation (“Leap”), Cricket Communications, Inc., a Delaware corporation and wholly owned subsidiary of Leap (“Cricket”), and certain subsidiary guarantors of Cricket and Leap (such subsidiary guarantors, together with Leap, the “Guarantors,” and collectively with Cricket, the “Company,” “we” or “us”), entered into a Purchase Agreement (the “Purchase Agreement”) with Citigroup Global Markets Inc., Goldman, Sachs & Co. and Deutsche Bank Securities Inc., as representatives of the initial purchasers named therein (collectively, the “Initial Purchasers”), which provides for the sale by Cricket and the purchase by the Initial Purchasers of $350,000,000 aggregate principal amount of unsecured 9.375% Senior Notes of Cricket due 2014 (the “Notes”).
     On June 6, 2007, we completed the closing of the sale of the Notes pursuant to the Purchase Agreement. The Notes were issued by Cricket in a private placement to qualified institutional buyers pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to an Indenture, dated as of October 23, 2006 (as supplemented, the “Indenture”), by and among Cricket, the Guarantors and Wells Fargo Bank, N.A., as trustee, which governs the terms of the Notes. The Notes are an additional issuance of 9.375% senior notes due 2014 under the Indenture and will be treated as a single class with the $750 million aggregate principal amount of 9.375% Senior Notes due 2014 already outstanding.
     The Notes are guaranteed on a senior unsecured basis (collectively, the “Guarantees”) by Leap and each of our existing and future domestic subsidiaries that guarantees indebtedness for money borrowed of Leap, Cricket or any subsidiary guarantor. A copy of the Indenture (together with a form of the Notes) was filed as Exhibit 4.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 24, 2006, and is hereby incorporated by reference. A copy of the Third Supplemental Indenture was filed as Exhibit 4.3.2 to our Current Report on Form 8-K filed with the SEC on May 4, 2007, and is hereby incorporated by reference.
     In connection with the sale of the Notes described above, on June 6, 2007, we also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Citigroup Global Markets Inc., Goldman, Sachs & Co. and Deutsche Bank Securities Inc., as representatives of the Initial Purchasers, pursuant to which we have agreed to use our reasonable best efforts to prepare and file with the SEC a registration statement with respect to an offer to exchange (the “Exchange Offer”) the Notes and the Guarantees for debt securities and guarantees identical in all material respects to the Notes and the Guarantees (subject to certain limited exceptions) or, under certain circumstances, to prepare and file a shelf registration statement to cover resales of the Notes and the Guarantees by the holders thereof. Under certain circumstances, including, but not limited to, if (a) we fail to file any of the registration statements required by the Registration Rights Agreement within the prescribed time periods, (b) any of such registration statements is not declared effective within the prescribed time periods, or (c) we fail to consummate the Exchange Offer within the prescribed time period, we will be required to pay certain additional interest (“Additional Interest”) on the Notes to holders thereof in accordance with the terms of the Registration Rights Agreement. A copy of the Registration Rights Agreement is attached hereto as Exhibit 4.1 and is incorporated herein by reference.
     A brief description of the terms of the Notes follows:
     Interest. The Notes bear interest at a rate of 9.375% per year, payable semi-annually in cash in arrears on May 1 and November 1 of each year. Interest on the Notes accrues from May 1, 2007. The Company will make each interest payment to the holders of record of the Notes on the immediately preceding April 15 and October 15. Holders of the Notes will be entitled to Additional Interest on the Notes under certain circumstances pursuant to the terms of the Registration Rights Agreement, which will be paid, if applicable, on the same dates as interest on the Notes.
     Maturity. The Notes mature on November 1, 2014.

     Guarantors. The Notes are guaranteed on a senior unsecured basis by Leap and each of our existing and future domestic subsidiaries that guarantees indebtedness for money borrowed of Leap, Cricket or any subsidiary guarantor.
     Ranking. The Notes and the Guarantees are our general senior unsecured obligations, rank equally in right of payment with all of our existing and future unsubordinated unsecured indebtedness (including the $750 million aggregate principal amount of 9.375% Senior Notes already outstanding under the Indenture), are effectively junior to our existing and future secured obligations, including under our secured credit facility, to the extent of the value of the assets securing such obligations, are effectively junior to future liabilities of our subsidiaries that are not Guarantors and of our designated entities, and are senior in right of payment to any of our future subordinated indebtedness.
     Redemption. The Notes may be redeemed, in whole or in part, at any time on or after November 1, 2010, at the redemption prices described in the Indenture, plus accrued and unpaid interest. Prior to November 1, 2010, we may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount thereof plus the applicable premium, plus accrued and unpaid interest. Prior to November 1, 2009, we may redeem up to 35% of the aggregate principal amount of the Notes with the net cash proceeds from specified equity offerings at a redemption price set forth in the Indenture. We may, however, only make these redemptions if at least 65% of the aggregate principal amount of the Notes issued under the Indenture remains outstanding after such redemptions. We are not required to make mandatory redemption or sinking fund payments with respect to the Notes. If a “change of control” (as defined in the Indenture) occurs, each holder of Notes may require us to repurchase all of such holder’s Notes at a purchase price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest.
     Covenants. The Indenture contains covenants limiting our ability to consummate certain asset sales, incur additional debt or retire subordinated indebtedness, declare or pay dividends or distributions with respect to equity interests, redeem or repurchase equity interests, make certain payments or investments, create liens on our property or assets, enter into transactions with affiliates or merge or consolidate with another company, among other restrictions.
     Events of Default. Subject to the terms and conditions of the Indenture, each of the following, among other events, constitutes an event of default under the Indenture: (a) our failure to pay interest, Additional Interest, if any, or principal on the Notes when due; (b) our failure to comply with certain covenants in the Indenture; (c) our default under any mortgage, indenture or similar instrument evidencing indebtedness in excess of $25.0 million either at maturity or which default results in the acceleration of such indebtedness; (d) our failure to satisfy certain final judgments when due; and (e) certain bankruptcy events. Upon the occurrence of an event of default under the Indenture, the principal and accrued interest under the Notes then outstanding may be declared due and payable.
     Securities Laws. The Notes were issued through a private placement to qualified institutional buyers pursuant to Rule 144A and Regulation S under the Securities Act. The Notes have not been registered under the Securities Act, are subject to restrictions on transfer and may only be offered or sold in transactions exempt from, or not subject to, the registration requirements of the Securities Act. This Current Report on Form 8-K does not constitute an offer to the public generally to subscribe for or otherwise acquire the Notes.
     The foregoing summaries of the Indenture, the Notes and the Registration Rights Agreement are qualified in their entirety by the terms of the Indenture, the Notes and the Registration Rights Agreement, as applicable, each of which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) The following exhibits are filed herewith:

Exhibit No.	Description

4.1	Registration Rights Agreement, dated as of June 6, 2007, by and among Cricket Communications, Inc., the Guarantors (as defined therein), Citigroup Global Markets Inc., Goldman, Sachs & Co. and Deutsche Bank Securities Inc., as representatives of the Initial Purchasers named therein.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEAP WIRELESS INTERNATIONAL, INC.
Date: June 6, 2007	By	/s/ ROBERT J. IRVING, JR.
		Name:	Robert J. Irving, Jr.
		Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Registration Rights Agreement, dated as of June 6, 2007, by and among Cricket Communications, Inc., the Guarantors (as defined therein), Citigroup Global Markets Inc., Goldman, Sachs & Co. and Deutsche Bank Securities Inc., as representatives of the Initial Purchasers named therein.